                               Filed with the Securities and Exchange Commission on January 18, 2001

                                                   Registration No. 333-53596
=================================================================================================================================
                                               SECURITIES AND EXCHANGE COMMISSION
                                                     WASHINGTON, D.C. 20549

                                                 Post-effective Amendment No. 1
                                                           On Form S-2

                                    Registration Statement Under The Securities Act of 1933*

                                         AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                         -------------------------------------------
                                   (Exact name of registrant as specified in its charter)

                                                         CONNECTICUT
                                                         -----------
                               (State or other jurisdiction of incorporation or organization)

                                                             63
                                                             --
                                  (Primary Standard Industrial Classification Code Number)

                                                         06-1241288
                                                         ----------
                                            (I.R.S. Employer Identification No.)

                               ONE CORPORATE DRIVE, SHELTON, CONNECTICUT 06484 (203) 926-1888
                               --------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                          M. PRISCILLA PANNELL, CORPORATE SECRETARY
                               ONE CORPORATE DRIVE, SHELTON, CONNECTICUT 06484 (203) 926-1888
                               --------------------------------------------------------------
            (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                                          Copy To:
                                                    SCOTT K. RICHARDSON, ESQ.
                                                         SENIOR COUNSEL
                                 One Corporate Drive, Shelton, Connecticut 06484 (203) 925-6922
                                 --------------------------------------------------------------

                                Approximate date of commencement of proposed sale to the public:
               January 22, 2001 or as soon as practicable after the effective date of this Registration Statement

If any of the securities  being  registered on this form are to be offered on a delayed or continuous  basis pursuant to Rule 415 under the Securities Act of 1933 check the following:  X .
                                                      --

If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of the Form, check the following:  ___.

                                                 Calculation of Registration Fee
=================================================================================================================================
            Title of each                                 Proposed              Proposed
              class of                                     maximum               maximum
             securities              Amount               offering              aggregate             Amount of
                to be                 to be                 price               offering            registration
             registered            registered             per unit               price**                 fee
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
          Annuity Contracts                                                         $                    $0
---------------------------------------------------------------------------------------------------------------------------------
*Pursuant to Rule 429 under the Securities Act of 1934, the prospectus contained in this Registration Statement also relates to annuity contracts which are covered by our earlier registration statements, including Registration File Numbers 33-86918,
33-91402, 333-00941 and 333-25733.
**The proposed  aggregate  offering price is estimated solely for determining the  registration  fee. The amount to be registered and the proposed  maximum  offering price per unit are not  applicable  since these  securities  are not issued in  predetermined amounts or units.
=================================================================================================================================

ASAP2

                                                           NOTE

Registrant is filing this Post-Effective Amendment to Registration Statement No. 333-53596 for the purpose of filing a
Supplement for two (2) of the three (3) prospectuses which Registrant offers under the Registration Statement.  The
Supplement for the American Skandia Advisor Plan II and American Skandia Advisor Plan II Premier contracts adds additional disclosure regarding new fixed allocations for use with dollar cost averaging programs and short-term investment programs described in the registration statement.  Additionally, the Supplement contains language regarding the variable investment options of the annuity which effect the companion Registration Statement No. 33-87010 on Form
N-4.  Other than as set forth herein, the Post-Effective Amendment does not amend or delete any other part of this
Registration Statement.

ASAPII (S-2)

ASAP2/FUSI AS2 -SUPP. (01/22/2001)                                                                                           ASII

                  Supplement to Prospectus Dated May 1, 2000, Revised Effective October 23, 2000
                                         Supplement dated January 22, 2001

This Supplement should be retained with the current Prospectus for your variable annuity contract issued by
American Skandia Life Assurance Corporation ("American Skandia").  If you do not have a current prospectus, please contact American Skandia at 1-800-SKANDIA.

                                     I. ADDITIONAL VARIABLE INVESTMENT OPTIONS

The underlying Portfolios shown below are being offered as Sub-accounts under your Annuity.
----------------------------------------------------------------------------------------------------------------------------------------
                                           Underlying Mutual Fund Portfolio Annual Expenses
                               (as a percentage of the average net assets of the underlying Portfolios)
----------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
                                                    Management     Other         12b-1 Fees    Total Annual   Fee          Net
                                                       Fees         Expenses                    Portfolio    Waivers       Annual
              UNDERLYING PORTFOLIO                                                              Operating    and           Fund
                                                                                                 Expenses    Expense       Operating
                                                                                                             Reimburse-mentExpenses

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
ProFund VP:
  Biotechnology                                       0.75%          1.00%          0.25%         2.00%          N/A         2.00%
  Energy                                              0.75%          1.00%          0.25%         2.00%          N/A         2.00%
  Financial                                           0.75%          1.00%          0.25%         2.00%          N/A         2.00%
  Healthcare                                          0.75%          1.00%          0.25%         2.00%          N/A         2.00%
  Real Estate                                         0.75%          1.00%          0.25%         2.00%          N/A         2.00%
  Technology                                          0.75%          1.00%          0.25%         2.00%          N/A         2.00%
  Telecommunications                                  0.75%          1.00%          0.25%         2.00%          N/A         2.00%
  Utilities                                           0.75%          1.00%          0.25%         2.00%          N/A         2.00%
  OTC                                                 0.75%          0.95%          0.25%         1.95%          N/A         1.95%
  Bear                                                0.75%          0.95%          0.25%         1.95%          N/A         1.95%
  Bull Plus                                           0.75%          0.95%          0.25%         1.95%          N/A         1.95%
------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------

EXPENSE EXAMPLES

The Expense  Examples  shown below are being added with  respect to the new  Portfolios  that are being  offered as
Sub-accounts under your Annuity.
----------------------------------------------------------------------------------------------------------------------------------------
                                                                  Expense Examples
                                                 (amounts shown are rounded to the nearest dollar)
----------------------------------------------------------------------------------------------------------------------------------------

                                         -------------------------------------------- ----- ------------------------------------------
                                         If you  surrender  your  Annuity at the end         If you do not surrender your Annuity at
                                         of the  applicable  time period,  you would         the end of the applicable time period
                                         pay  the  following  expenses  on a  $1,000         or begin taking annuity payments at
                                         investment,  assuming  5% annual  return on         such time, you would pay the following
                                         assets:                                             expenses on a $1,000 investment,
                                                                                             assuming 5% annual return on assets:
                                         -------------------------------------------- ----- ------------------------------------------

After:                                                                                 After:
----------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------- --------- ---------- --------- ---------- ------ ---------- ---------- --------- ----------
Sub-Account:                                 1 Year    3 Years    5 Years   10 Years          1 Year     3 Years    5 Years   10 Years
--------------------------------------------
-------------------------------------------- --------- ---------- --------- ---------- ------ ---------- ---------- --------- ----------
ProFund VP Biotechnology                       110        167       221        375               35         107       181        375
ProFund VP Energy                              110        167       221        375               35         107       181        375
ProFund VP Financial                           110        167       221        375               35         107       181        375
ProFund VP Healthcare                          110        167       221        375               35         107       181        375
ProFund VP Real Estate                         110        167       221        375               35         107       181        375
ProFund VP Technology                          110        167       221        375               35         107       181        375
ProFund VP Telecommunications                  110        167       221        375               35         107       181        375
ProFund VP Utilities                           110        167       221        375               35         107       181        375
ProFund VP OTC                                 110        166       219        371               35         106       179        371
ProFund VP Bear                                110        166       219        371               35         106       179        371
ProFund VP Bull Plus                           110        166       219        371               35         106       179        371
-------------------------------------------- --------- ---------- --------- ---------- ------ ---------- ---------- --------- ----------

The following is being added to the section entitled "Investment Options?"

INVESTMENT OPTIONS

------------------- ------------------------------------------------------------------------------------------------ -----------------------
                                                                                                                           PORTFOLIO
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                          ADVISOR/
       TYPE                                                                                                               SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
Sector funds generally  diversify their  investments  across  particular  economic  sectors or a single  industry.  However,  because those investments  are limited to a  comparatively  narrow  segment of the economy,  the  Portfolios  are generally not as  diversified  as other
Portfolios.  Sector  funds tend to be more  volatile  than other types of funds.  The value of fund shares may go up and down more  rapidly than other funds. Each sector of the economy may also have different  regulatory or other risk factors that can cause greater  fluctuations in the share price.  Please read the  prospectus for the  Portfolios  for further  details about the risks of the particular  sector of the economy.  Each  ProFund  VP sector  Portfolio  will  concentrate  its  investments  in a  particular  industry  or group of  industries  to approximately the same extent the applicable Index is so concentrated.
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP  Biotechnology:  seeks daily  investment  results that correspond to the performance of the Dow Jones U.S.  Biotechnology  Index  ("Index").  The Index measures the  performance of
                    the biotechnology  sector of the U.S. equity market.  The Portfolio invests primarily in equity   ProFund Advisors LLC
                    securities of, or in instruments that provide exposure to,  biotechnology  companies engaged in genetic research,  and/or the marketing and development of recombinant DNA products.  Companies represented  in this  sector  may  include  companies  that may be newly  formed  and that have relatively small market capitalizations.

      SECTOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Energy:  seeks daily  investment  results that  correspond to the performance of the
                    Dow Jones U.S.  Energy  Sector  Index  ("Index").  The Index  measures the  performance  of the
                    energy sector of the U.S. equity market.  The Portfolio  invests primarily in equity securities   ProFund Advisors LLC
                    of, or in instruments  that provide  exposure to, energy  companies  engaged in the business of oil equipment and services, oil-major, oil-secondary and pipelines.
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Financial:  seeks daily  investment  results that  correspond to the  performance of the Dow Jones U.S.  Financial  Sector Index  ("Index").  The Index measures the  performance of the financial  economic sector of the U.S. equity market.  The Portfolio  invests  primarily in equity  securities  of,  or  in  instruments  that  provide  exposure  to,  financial  services
                    companies,  including regional banks, major international banks, insurance companies, companies   ProFund Advisors LLC
                    that invest,  directly or indirectly in real estate,  Fannie Mae,  credit card insurers,  check cashing companies,  mortgage lenders,  investment  advisors,  savings and loans, savings banks, thrifts,  building  associations  and  societies,  credit  unions,  securities  broker-dealers, including investment banks and merchant banks, online brokers,  publicly traded stock exchanges and specialty finance companies.
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Healthcare:  seeks daily  investment  results that  correspond to the performance of the Dow Jones U.S.  Healthcare  Sector Index  ("Index").  The Index measures the performance of the healthcare  sector of the U.S.  equity market.  The Portfolio  invests  primarily in equity
                    securities  of,  or  in  instruments   that  provide   exposure  to,  health  care   providers,   ProFund Advisors LLC
                    biotechnology  companies and  manufacturers of medical  supplies,  advanced medical devices and pharmaceuticals.
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Real Estate:  seeks daily  investment  results that correspond to the performance of the Dow Jones U.S.  Real Estate Index  ("Index").  The Index  measures the  performance  of the real estate  industry  sector of the U.S.  equity market.  The Portfolio  invests  primarily in
                    equity  securities of, or in instruments  that provide  exposure to, hotel and resort companies   ProFund Advisors LLC
                    and real  estate  investment  trusts  (REITs)  that  invest in  apartments,  office  and retail properties.  REITs are passive  investment  vehicles that invest primarily in  income-producing real estate or real estate related loans or interests.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
                                                                                                                           PORTFOLIO
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                          ADVISOR/
       TYPE                                                                                                               SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Technology:  seeks daily  investment  results that  correspond to the performance of the Dow Jones U.S.  Technology  Sector Index  ("Index").  The Index measures the performance of the technology  sector of the U.S.  equity market.  The Portfolio  invests  primarily in equity
                    securities  of,  or in  instruments  that  provide  exposure  to,  companies  involved  in  the   ProFund Advisors LLC
                    development and production of technology  products,  including  computer hardware and software, telecommunications  equipment,  microcomputer  components,  integrated  computer  circuits  and office equipment utilizing technology.

      SECTOR
     (Cont.)
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund  VP  Telecommunications:   seeks  daily  investment  results  that  correspond  to  the performance  of the Dow  Jones  U.S.  Telecommunications  Sector  Index  ("Index").  The  Index
                    measures the  performance  of the  telecommunications  sector of the U.S.  equity  market.  The
                    Portfolio  invests  primarily in equity  securities of, or in instruments that provide exposure   ProFund Advisors LLC
                    to,   telecommunications   companies   including   fixed  line   communications   and  wireless
                    communications.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Utilities:  seeks daily  investment  results that  correspond to the  performance of the Dow Jones U.S.  Utilities  Sector Index  ("Index").  The Index measures the  performance of
                    the utilities  sector of the U.S.  equity  market.  The Portfolio  invests  primarily in equity   ProFund Advisors LLC
                    securities  of, or in  instruments  that provide  exposure  to,  utility  companies,  including electric utilities, gas utilities and water utilities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
--------------------------------------------------------------------------------------------------------------------------------------------

The ProFund VP OTC,  Bear and Bull Plus  portfolios  are  available to all Owners.  It is  recommended  that only those Owners who engage a financial advisor to allocate their funds in strategic or tactical asset allocation  strategies  invest in these  portfolios.  There can be no assurance that any financial advisor will successfully predict market fluctuations.

The Portfolios  principally  invest in futures  contracts on the applicable index,  options on futures contracts and financial  instruments such as equity caps, collars and floors,  swaps,  American  Depository Receipts and options on the index. The Portfolios may also invest in stocks that the Advisor believes should simulate the movement of the applicable index.
--------------------------------------------------------------------------------------------------------------------------------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP OTC:  seeks daily  investment  results that  correspond  to the  performance  of the
                    NASDAQ  100  Index(TM).  The  NASDAQ 100 Index(TM)is  comprised  primarily  of large  capitalization   ProFund Advisors LLC
                    companies,  most with a technology  or growth  orientation.  If the  Portfolio is successful in meeting its  objective,  it should  increase or decrease in value in direct  proportion  to any increase or decrease in value of the NASDAQ 100 Index(TM).

   STRATEGIC OR
     TACTICAL
   ALLOCA-TION
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Bear:  seeks daily investment  results that correspond to the inverse  (opposite) of the  performance  of the S&P 500(R)Index.  The S&P 500(R)Index is  comprised  of diverse,  widely traded,  large  capitalization  companies.  If the  Portfolio  is  successful  in  meeting  its
                    objective,  it should  increase in value in direct  proportion  to any decrease in the level of   ProFund Advisors LLC
                    the S&P 500(R)Index.  Conversely,  its value will decrease in direct  proportion to any increase in the level of the S&P 500(R)Index.
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Bull Plus:  seeks daily  investment  results that correspond to one and a half times
                    (150%) the  performance  of the S&P(R)500 Index.  The S&P 500(R)Index is  comprised  of  diverse, widely traded,  large capitalization  companies.  If the Portfolio is successful in meeting its
                    objective,  it should  gain  approximately  one and a half  times as much as the S&P 500(R)Index   ProFund Advisors LLC
                    when the prices of the  securities  in the S&P 500(R)Index rise on a given day and should  lose approximately one and a half times as much when such prices decline on a given day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

Dow Jones has no  relationship  to the ProFunds VP,  other than the  licensing of the Dow Jones sector  indices and its service marks for use in connection  with the ProFunds VP. The ProFunds VP are not sponsored,  endorsed,  sold, or promoted by Standard & Poor's or NASDAQ,  and  neither  Standard & Poor's nor NASDAQ  makes any  representations regarding the advisability of investing in the ProFunds VP.

                                   II. RYDEX VARIABLE TRUST SUB-ACCOUNT CLOSING

Effective  March 16, 2001,  the Nova,  Ursa and OTC portfolios of Rydex Variable Trust will no longer be offered as
Sub-accounts  under the  Annuity.  Owners  of  Annuity  contracts  issued  on or after  March 16,  2001 will not be allowed  to  allocate  Account  Value to the Rydex  Nova,  Rydex  Ursa or Rydex OTC  Sub-accounts.  Except as noted
below, Owners of Annuity contracts issued before March 16, 2001, and/or their authorized  financial  professionals, will no longer be able to allocate  additional  Account Value or make transfers into the Rydex Nova,  Rydex Ursa or
Rydex OTC  Sub-accounts.  Contract Owners and/or their  authorized  financial  professionals  who elect to transfer
Account  Value out of the Rydex  Sub-accounts  on or after March 16,  2001 will not be allowed to transfer  Account
Value into the Rydex  Sub-accounts at a later date.  Bank drafting,  dollar cost  averaging,  asset  allocation and rebalancing  programs  that were  effective  on or  before  March 16,  2001 and  included  one or more of the Rydex
Sub-accounts  will be allowed to continue.  However,  no changes  involving the Rydex  Sub-accounts  may be made to such programs.

American  Skandia  intends to file an application  with the  Securities  and Exchange  Commission to substitute the
Rydex Nova,  Rydex Ursa and Rydex OTC  Sub-accounts  with  corresponding  portfolios  of ProFunds  VP. The proposed substitution  will not affect your rights or our obligations  under the Annuity.  Those Contract Owners effected by the proposed  substitution  will receive  additional  information  from American  Skandia  notifying  them of their rights under the SEC Exemptive Order once received.

                                III. NEW FIXED INVESTMENT OPTION GUARANTEE PERIODS

Effective  January 22, 2001,  American  Skandia is offering  new Fixed  Allocations  for use with certain  optional investment  programs.  These special  purpose Fixed  Allocations are subject to limitations  and  restrictions,  as described below.  We reserve the right to terminate offering these special purpose Fixed Allocations at any time.

A.       American  Skandia offers Fixed  Allocations  with Guarantee  Periods of 5 months or 11 months  exclusively for use with a Dollar  Cost  Averaging  program  ("DCA  Fixed  Allocations").  DCA Fixed  Allocations  are
         designed  to  automatically  transfer  Account  Value in  either  6 or 12  payments  under a  Dollar  Cost
         Averaging  program.  DCA Fixed  Allocations  may only be established by Contract Owners with their initial
         Purchase  Payment or additional  Purchase  Payments.  Contract  Owners may not transfer  existing  Account
         Value to a DCA Fixed Allocation.

Account Value allocated to the DCA Fixed  Allocation will be transferred to the  Sub-accounts  you choose under the
Dollar Cost Averaging  program.  Dollar Cost  Averaging  transfers will begin on the day following the date the DCA
Fixed  Allocation  is  established  and each month  following  until the entire  principal  amount plus earnings is transferred.  NOTE: When a Dollar Cost Averaging  program is established  from a Fixed  Allocation,  the fixed rate of  interest we credit to your  Account  Value is applied to a declining  balance due to the  transfers  of Account
Value to the  Sub-accounts  during the Guarantee  Period.  This will reduce the effective rate of return on the DCA
Fixed  Allocation  over the  Guarantee  Period.  Please  refer to the section  entitled  "Do You Offer  Dollar Cost
Averaging" for additional information about establishing a dollar cost averaging program.

Transfers  from Fixed  Allocations  as part of a Dollar Cost  Averaging  program are not subject to a Market  Value
Adjustment.  If you terminate the Dollar Cost Averaging  program before the entire  principal  amount plus earnings has been transferred to the  Sub-account(s),  you must transfer all remaining Account Value to any other investment option.  Unless you provide  alternate  instructions  at the time you terminate the Dollar Cost Averaging  program,
Account Value will be  transferred to the AST Money Market  Sub-account.  A Market Value  Adjustment  will apply if you  terminate  the Dollar  Cost  Averaging  program  before the entire  principal  amount plus  earnings  has been transferred to the Sub-account(s).

B.       American Skandia offers Fixed Allocations with Guarantee  Periods of 3 months or 6 months  exclusively for use as a short-term Fixed Allocation  ("Short-term Fixed  Allocations").  Short-term Fixed Allocations may only be  established  by Contract  Owners  with their  initial  Purchase  Payment or  additional  Purchase
         Payments.  Contract Owners may not transfer existing Account Value to a Short-term Fixed Allocation.

On  the  Maturity  Date  of the  Short-term  Fixed  Allocation,  the  Account  Value  will  be  transferred  to the
Sub-account(s)  you choose at the inception of the program.  If no  instructions  are provided,  such Account Value will be transferred to the AST Money Market  Sub-account.  Short-term  Fixed  Allocations may not be renewed on the
Maturity  Date. If you surrender the Annuity or transfer any Account  Value from the  Short-term  Fixed  Allocation to any other investment option before the end of the Guarantee Period, a Market Value Adjustment will apply.

MARKET VALUE ADJUSTMENT
For purposes of the DCA Fixed  Allocations and Short-term Fixed  Allocations,  the Market Value Adjustment  formula is modified as follows:  The  definition  of "J" within the MVA formula will be equal to the fixed rate of interest for  new  DCA  Fixed  Allocations  of the  applicable  5 or 11  month  Guarantee  Period  or new  Short-term  Fixed
Allocations  of the  applicable  3 or 6 month  Guarantee  Period.  If American  Skandia no longer  offers DCA Fixed
Allocations or Short-term  Fixed  Allocations on the date that a Market Value Adjustment is being  calculated,  the definition  of "J" within the MVA formula  will be equal to the fixed rate of  interest  for the  applicable  Fixed
Allocations on the date that the Fixed  Allocation  program was  terminated.  Please refer to the section  entitled
"How does the Market Value Adjustment Work?" for a description of the MVA formula.

                                              IV. SPOUSAL ASSUMPTION

The following paragraph is being added to the "Death Benefit" section of your Annuity.

Spousal Beneficiary - Assumption of Annuity
You may name your spouse as your  Beneficiary.  If you and your spouse own the Annuity jointly,  we assume that the sole primary  Beneficiary  will be the surviving  spouse unless you elect an alternative  Beneficiary  designation.
Unless you elect an alternative  Beneficiary  designation,  the spouse Beneficiary may elect to assume ownership of the  Annuity  instead  of taking the Death  Benefit  payment.  Any Death  Benefit  (including  any  optional  Death
Benefits)  that would have been  payable to the  Beneficiary  will become the new  Account  Value as of the date we receive due proof of death and any  required  proof of a spousal  relationship.  As of the date the  assumption  is effective,  the surviving  spouse will have all the rights and benefits  that would be available  under the Annuity to a new  purchaser  of the same  attained  age.  For  purposes of  determining  any future  Death  Benefit for the surviving  spouse,  the new Account Value will be considered as the initial  Purchase  Payment.  No CDSC will apply to the new Account  Value.  However,  any  additional  Purchase  Payments  applied after the date the assumption is effective will be subject to all provisions of the Annuity.

                                             V. OPTIONAL DEATH BENEFIT

The  optional  7.2%  Guaranteed  Minimum  Death  Benefit  (Option 2) was offered,  in those states where  approved, between May 15, 1999 and  January 22,  2001.  As of January 22,  2001,  this  optional  Death  Benefit is no longer being  offered to new  purchasers  of the  Annuity.  If  purchased,  this  optional  Death  Benefit  will apply for
Contract Owners who purchased it during that period.

as2  01/12/2001

                                                      PART II

                                      INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution:  Not Applicable.

Item 15.  Indemnification  of Directors and Officers:  Under Section 33-320a of the Connecticut  General  Statutes,
the  Registrant  must  indemnify  a director  or officer  against  judgments,  fines,  penalties,  amounts  paid in settlement and  reasonable  expenses  including  attorneys'  fees, for actions  brought or threatened to be brought against him in his capacity as a director or officer when certain  disinterested  parties  determine  that he acted in good  faith and in a manner  he  reasonably  believed  to be in the best  interests  of the  Registrant.  In any criminal  action or  proceeding,  it also must be determined  that the director or officer had no reason to believe his conduct was  unlawful.  The director or officer must also be  indemnified  when he is  successful on the merits in the defense of a  proceeding  or in  circumstances  where a court  determines  that he is fairly and  reasonable entitled to be indemnified,  and the court approves the amount.  In shareholder  derivative  suits, the director or officer must be finally  adjudged not to have breached this duty to the  Registrant or a court must  determine that he is fairly and  reasonably  entitled to be  indemnified  and must  approve the amount.  In a claim based upon the director's  or  officer's  purchase  or sale of the  Registrants'  securities,  the  director or officer may obtain indemnification  only if a court  determines  that, in view of all the  circumstances,  he is fairly and reasonably entitled  to be  indemnified  and then for such  amount as the court  shall  determine.  The  By-Laws  of  American
Skandia Life Assurance  Corporation  ("ASLAC") also provide directors and officers with rights of  indemnification, consistent with Connecticut Law.

The foregoing statements are subject to the provisions of Section 33-320a.

Directors  and  officers  of ASLAC  and  American  Skandia  Marketing,  Incorporated,  ("ASM,  Inc."),  can also be indemnified  pursuant to Indemnity  Agreements  between each  director  and officer and American  Skandia,  Inc., a corporation  organized  under the laws of the state of Delaware.  The  provisions  of the  Indemnity  Agreement are governed by Section 45 of the General Corporation Law of the State of Delaware.

The directors and officers of ASLAC and ASM,  Inc. are covered under a directors and officers  liability  insurance policy issued by an unaffiliated  insurance  company and an insurance  policy issued to Skandia  Insurance  Company
Ltd.,  their ultimate parent.  Such policy will reimburse ASLAC or ASM, Inc., as applicable,  for any payments that it shall make to  directors  and  officers  pursuant to law and,  subject to certain  exclusions  contained  in the policy,  will pay any other costs,  charges and expenses,  settlements  and judgments  arising from any  proceeding involving any director or officer of ASLAC or ASM, Inc., as applicable,  in his or her past or present  capacity as such.

Item 16.  Exhibits:

         Exhibits                                                                                     Page
         --------                                                                                     ----

1        Underwriting agreement incorporated by reference to Post Effective Amendment No. 1 to Registration Statement No. 333-25733, filed via EDGAR March 2, 1998.

2        Plan of acquisition, reorganization, arrangement, liquidation or succession        Not applicable

3        Articles of incorporation and by-laws incorporated by reference to Post-Effective
         Amendment No. 6 to Registration Statement No. 33-87010, filed via EDGAR March 2, 1998.

4        Instruments   defining   the  rights  of   security   holders,   including   indentures,
         incorporated by reference to  Post-Effective  Amendment No. 3 to Registration  Statement
         No. 33-87010, filed via EDGAR April 25, 1996.

5        Opinion re legality                                                     (included as Exhibit 23b)

6 - 9                                                                                       Not applicable

10       Material contracts (Investment Management Agreement)

(a)      Agreement with J.P. Morgan Investment Management Inc. incorporated by reference to
         Post-Effective Amendment No. 1 to Registration Statement No. 333-00941, filed via
         EDGAR February 25, 1997.

(b)      Agreement with Fleet Investment Advisors Inc., incorporated by reference to the
         Post-Effective Amendment No. 1 to Registration Statement No. 333-00941, filed via
         EDGAR February 25, 1997

11 - 22                                                                                     Not applicable

23a      Consent of Ernst & Young LLP                                                       FILED HEREWITH

23b      Opinion & Consent of Counsel  filed via EDGAR with  Post-Effective  Amendment  No. 4 to this  Registration
Statement No. 333-25733, filed April 26, 2000.

24       Powers of Attorney

         Directors  Abram,  Boronow,  Campbell,  Chan,  Collins,  Dokken,  Kennedy,   Mazzaferro,
         Moberg, Thwaites, Tracy, Ullman and Winson.                                        FILED HEREWITH

25 - 28                                                                                     Not applicable
-------------------------------------------------------------------------------------------------------------------

An index to the financial statement schedules is omitted because it is not required or is not applicable.

Item 17.  Undertakings:  The undersigned Registrant hereby undertakes:

(1)      To file,  during any period in which  offers or sales are being made,  post-effective  amendments  to this registration statement:

         (i)  To include any prospectus required by section 10 (a)(3) of the Securities Act of 1933;

         (ii)  To  reflect  in the  prospectus  any  facts  or  events  arising  after  the  effective  date of the registration  statement  (or the most  recent  post-effective  amendment  thereof)  which,  individually  or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

         (iii) To include  any  material  information  with  respect  to the plan of  distribution  not  previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)      That,  for the  purpose  of  determining  any  liability  under  the  Securities  Act of 1933,  each  such post-effective  amendment  shall be deemed to be a new  registration  statement  relating  the  securities  offered therein,  and the offering of such  securities  at that time shall be deemed to be the initial  bona fide  offering thereof.

(3)      To  remove  from  registration  by  means  of a  post-effective  amendment  any  of the  securities  being registered which remain unsold at the termination of the offering.

(4)      The undersigned  Registrant  hereby  undertakes  that, for purposes of determining any liability under the
Securities Act of 1933,  each filing of the  Registrant's  annual report pursuant to section 13(a) or section 15(d)
of the Securities  Exchange Act of 1934 (and,  where  applicable,  each filing of an employee benefit plan's annual report  pursuant to section 15(d) of the Securities  Exchange Act of 1934) that is incorporated by reference in the registration  statement  shall be deemed to be a new  registration  statement  relating to the  securities  offered therein,  and the offering of such  securities  at that time shall be deemed to be the initial  bona fide  offering thereof.

(5)      Insofar as  indemnification  for liabilities  arising under the Securities Act of 1933 may be permitted to directors,  officers and controlling persons of the Registrant pursuant to the foregoing provisions,  or otherwise,
the  Registrant  has  been  advised  that  in  the  opinion  of  the  Securities  and  Exchange   Commission   such
indemnification  is against public policy as expressed in the Act and is,  therefore,  unenforceable.  In the event that a claim for  indemnification  against such  liabilities  (other than the payment by the Registrant of expenses incurred or paid by a director,  officer or controlling  person of the Registrant in the successful  defense of any action,  suit or  proceeding) is asserted by such director,  officer or controlling  person in connection  with the securities  being  registered,  the  Registrant  will,  unless in the  opinion of its  counsel  the matter has been settled  by  controlling  precedent,  submit to a court of  appropriate  jurisdiction  the  question  whether  such indemnification  by it is  against  public  policy  as  expressed  in the Act and  will be  governed  by the  final adjudication of such issue.

-------------------------------------------------------------------------------------------------------------------

LEGAL  EXPERTS:  The  General  Counsel of  American  Skandia  Life  Assurance  Corporation  has passed on the legal matters with respect to Federal laws and  regulations  applicable  to the issue and sale of the  Annuities and with respect to Connecticut law.

                                                     Exhibits

         Exhibit 23a       Consent of Ernst & Young LLP                                          FILED HEREWITH

         Exhibit 24        Powers of Attorney                                                    FILED HEREWITH

                                                    SIGNATURES

Pursuant to the  requirements  of the  Securities  Act of 1933,  the  Registrant  certifies  that it has reasonable grounds  to  believe  that it meets  all of the  requirements  for  filing  on Form S-2 and has  duly  caused  this registration  statement to be signed on its behalf by the undersigned,  thereunto duly  authorized,  in the City of
Shelton, State of Connecticut, on the 18th day of January, 2001.

                                    AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                                    Registrant

By:/s/ Kathleen A. Chapman                                                                Attest:/s/ Scott K. Richardson
Kathleen A. Chapman, Assistant Corporate Secretary                                               Scott K. Richardson

Pursuant to the  requirements of the Securities Act of 1933, this  Registration  Statement has been signed below by the following persons in the capacities and on the date indicated.

              Signature                                     Title                              Date
              ---------                                     -----                              ----
                                                (Principal Executive Officer)

           Wade A. Dokken*        President and Chief Executive Officer,                 January  18 , 2001
           ---------------                                                               -----------------
           Wade A. Dokken           Chairman of the Board and Director

                          (Principal Financial Officer and Principal Accounting Officer)

    /s/ Thomas M. Mazzaferro            Executive Vice President and                      January 18, 2001
                                                                                         -----------------
        Thomas M. Mazzaferro              Chief Financial Officer

    /s/ David R. Monroe               Senior Vice President, Treasurer                    January 18, 2001
                                                                                         -----------------
           David R. Monroe               and Corporate Controller

                                               (Board of Directors)

      Patricia Abram***                              Gordon C. Boronow*                Malcolm M. Campbell*
      -----------------                              ------------------                --------------------
      Patricia Abram                                  Gordon C. Boronow                 Malcolm M. Campbell

      Wade A. Dokken*                                   Y.K. Chan***                    Lincoln R. Collins*
      ---------------                                   ------------                    -------------------
      Wade A. Dokken                                      Y.K. Chan                     Lincoln R. Collins

      Ian Kennedy***                                Thomas M. Mazzaferro*                 Gunnar Moberg*
      --------------                                ---------------------                 --------------
      Ian Kennedy                                    Thomas M. Mazzaferro                   Gunnar Moberg

      Christian Thwaites***                           Bayard F. Tracy*                 Deborah G. Ullman***
      ---------------------                           ----------------                 --------------------
      Christian Thwaites                              Bayard F. Tracy                    Deborah G. Ullman

                                                    Brett M. Winson**
                                                    -----------------
                                                     Brett M. Winson

                                */**/***By:  /s/ Kathleen A. Chapman
                                            Kathleen A. Chapman

        *Pursuant to Powers of Attorney previously filed with Initial Registration Statement No. 333-25733
 **Pursuant to Power of Attorney filed with Post-Effective Amendment No. 4 to Registration Statement No. 333-25733
    ***Pursuant to Powers of Attorney filed with Post-Effective Amendment No. 11 to Registration Statement No. 33-87010